Exhibit 32.1

CERTIFICATION

The undersigned as Chief Executive Officer and Chief Financial Officer of the Company, does hereby certify that the foregoing Quarterly Report of SCIENTIFIC INDUSTRIES, INC. (the "Company"), on Form 10-Q for the period ended September 30, 2017:

1.
Fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934; and

2
Fairly presents, in all material respects, the financial condition and results of operations of the Company.

Scientific Industries, Inc.

Date: November 14, 2017	By:	/s/ Helena R. Santos
Helena R. Santos
Chief Executive Officer and
Chief Financial Officer